EXHIBIT 10.31


Key Employee Agreement
TO:
John A. McQuade                                        Date of this Agreement:
P.O. Box 1095
White River Junction,
VT 05001
                                                           April 25, 1995

The undersigned, Quadrax Corporation, a Delaware corporation (the Company), hereby agrees with you as follows:
     1.   Position and Responsibilities.
          You shall serve in the position specified in paragraph 2 of Exhibit A hereto as your Primary Position and shall perform the duties customarily associated with such position from time to time and at such place or places as the Company shall designate as appropriate and necessary in connection with such employment; provided, however, that the Company shall not require you to relocate without your consent.
          1.1 You will, to the best of your ability, devote substantially full time and your best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such additional executive duties as may be assigned to you from time to time by or on authority of the Company's President.
     2.   Term of Employment.
          2.1. The initial term of this Agreement shall begin on the date hereof and end on the Expiration Date specified in paragraph 1 of Exhibit A hereto. Thereafter, this Agreement shall be automatically renewed for successive periods of one year, unless the Company shall give you not less then three (3) months written notice of non-renewal. In the event of non-renewal, the Company shall pay you the sum specified (and in the manner specified) in paragraph 3 of Exhibit A as Severance Pay, such payment to be in consideration of services performed by you before the date of termination, to have been earned thereby, and to be payable irrespective of whether you seek or obtain employment elsewhere after your termination by the Company. In addition, in the event of such non-renewal, the Company shall continue to provide you with such health coverage as it provided under paragraph 6 of Exhibit A hereto, or the equivalent, for a period of three (3) months after such expiration.
          2.2. The Company shall have the right, on written notice to you, to terminate your employment immediately, for cause, in which event you shall not be entitled to severance pay upon, nor to benefits after, such termination.
          2.3. For the purposes of Section 2.2, the term cause shall include only the following:
Your intentional failure or refusal to perform the duties of your Primary Position as specified in paragraph 2 of Exhibit A hereto, or to carry out any reasonable and lawful directives of the Company with respect to such duties to be rendered or the manner of rendering such duties by you;
     provided, however, that (i) such failure or refusal is material and repetitive, and (ii) with respect to the first two such failures or refusals you have been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice; or
Fraud or embezzlement involving a material amount of the assets of the Company, its customers, suppliers, or affiliates.
Any dispute, controversy, or claim arising out of, in connection with or in relation to this definition of cause shall be settled by arbitration in Providence, Rhode Island, pursuant to the rules then in effect of the American Arbitration Association. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment thereon may be entered in any court having jurisdiction thereof.
          2.4 You shall have the right to terminate this Agreement upon not less than three (3) months prior written notice to the Company. If you terminate this Agreement, you shall not be entitled to severance pay upon, nor to benefits after, such termination.
     3. Compensation. You shall receive the compensation and benefits set forth in paragraphs 4, 5, and 6 of Exhibit A hereto (Compensation) for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions previously signed by you and delivered to the Company (the Proprietary Information and Inventions Agreement).
     4.   Other Activities During Employment.
          4.1 You hereby agree that, except with the approval of the Board of Directors of the Company, during your employment hereunder, you will not, directly or indirectly, participate in any capacity (including as an agent or consultant), in any firm, corporation, partnership, trust, association, or other organization that is engaged in the research, development, production, manufacture, or marketing of equipment, materials, and/or processes in direct competition with those of the Company now in existence or any other line of business engaged in or under demonstrable development by the Company.
     5.   Former Employers.
          5.1. You represent and warrant that your employment by the Company will not conflict with and will not be constrained by an prior or current employment, consulting agreement, or relationship, whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement, or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.
          5.2. If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information that is generally known and used by persons with training and experience comparable to your own and all information that is common knowledge in the industry or otherwise legally in the public domain.
     6. Proprietary Information and Inventions. You agree to be bound by the provisions of the Proprietary Information and Inventions Agreement.
     7.   Post-Employment Activities.
          7.1.  For a period of one (1) year after the
termination or expiration, for any reason, of your employment with the Company hereunder, absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonable related to those in which you shall have engaged hereunder during the two (2) years immediately preceding termination or expiration for, nor render services similar or reasonable related to those that you shall have rendered here under during such two (2) years to, any person or entity whether now existing or hereafter established that directly competes with (or proposes or plans to directly compete with) the Company (a Direct Competitor) in any line of business engaged in or under development by the Company. Nor shall you entice, induce, or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term any line of business engaged in or under development by the Company shall be determined as at the date of termination of your employment. It is understood and agreed that the Company is, and is likely to continue to be, engaged in a business that is worldwide in scope and that, therefore, the parties have agreed that no geographical limitation on the scope of this covenant is appropriate and that a worldwide scope is reasonable.
          7.2. Notwithstanding anything to the contrary contained herein, the provisions of Section 7.1 hereof shall be enforceable by the Company only if the Company notifies you within thirty (30) days following receipt of written notification from you that you propose to become associated with a Direct Competitor that the Company wishes to enforce Section 7.1 hereof, and, at the time of such notice, agrees to pay to you as compensation for your non-competition with the Company the Non-Competition Compensation specified in paragraph 7 of Exhibit A, in addition to any severance pay and benefits due to you pursuant to Section 2.2(b) hereof. Such compensation shall be payable as specified in paragraph 7 of Exhibit A.
          7.3. No provision of this Agreement shall be construed to preclude you from performing the same services that the Company hereby retains you to perform for any person or entity that is not a Direct Competitor of the Company upon the expiration or termination of your employment so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.
     8. Remedies. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4, 5, 6 and 7 of this Agreement (as modified by Section 10, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate and you therefore agree that the Company shall be entitled to injunction relief in case of any such breach or threatened breach.
     9. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by your (except with respect to benefits earned hereunder or to benefits to which you may be entitled upon death or disability, to any trust established by your for estate planning or similar purposes), except by will or by operation of law.
     10. Interpretation. It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Moreover, it is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the intent compatible with applicable law.
     11. Notices. Any notice that the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice that you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company as its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this Section 11 shall be deemed to be the date of delivery thereof.
     12. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
     13. Complete Agreement; Amendments. This Agreement, including Exhibit A hereto and the Proprietary Information and Inventions Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof other than a Special Termination
Agreement executed by the Company and you prior to the date hereof, which special Termination Agreement is not superseded hereby. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.
     14. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.
     15. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.
     16. Governing Law. This Agreement shall be governed by and construed under Rhode Island law.
          If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of the Agreement enclosed herewith.)


Very truly yours,



Quadrax Corporation




By:
/s/James J. Palermo
James J. Palermo
Chairman and Chief Executive Officer



Accepted and Agreed to:



By:

/s/John A. McQuade
John A. McQuade